UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2012

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania		18915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2012, Dorman Products, Inc. (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to the Third Amended and Restated Credit and Security Agreement, dated July 24, 2006, by and between the Company and Wells Fargo Bank, National Association, (successor by merger to Wachovia Bank, National Association) (the “Bank”), as amended December 24, 2007 and April 19, 2010 (the “Agreement”). The Agreement provides the Borrower with a $30 million maximum aggregate credit facility.

Amendment No. 3 amends the Agreement by extending the Revolving Credit Termination Date to June 30, 2015 and amending the definitions of Applicable Margin and change of control. Pursuant to Amendment No. 3, the Applicable Margin will fluctuate between 75 basis points and 250 basis points and the fee for unused Credit Facilities will fluctuate between 0.10% and 0.25% based on the ratio of the Company’s Consolidated Funded Debt to Consolidated EBITDA.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement, as amended. A copy of the Agreement and the amendments thereto were filed as exhibits to the Company’s Current Reports on Form 8-K filed on July 27, 2006, January 2, 2008 and April 27, 2010. The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3, which is filed as an exhibit to this Current Report. For additional information regarding the Company’s credit facility, please see the Company’s Current Reports on Form 8-K filed on July 27, 2006, January 2, 2008 and April 27, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Amendment No. 3 (“Amendment No. 3”) to the Third Amended and Restated Credit and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: December 21, 2012	By:	/s/ Matthew Kohnke
		Name:	Matthew Kohnke
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Amendment No. 3 (“Amendment No. 3”) to the Third Amended and Restated Credit and Security Agreement.